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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 14, 1999

                                  T-NETIX, INC.
               (Exact name of registrant as specified in charter)


          COLORADO                     0-25016                  84-1037352
 (State or Other Jurisdiction        (Commission              (IRS Employer
Incorporation or Organization)       File Number)           Identification No.)

 67 INVERNESS DRIVE EAST, SUITE 100 ENGLEWOOD, CO                      80112
    (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (303) 790-9111





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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On June 14, 1999, the merger between a wholly-owned subsidiary of T-NETIX, Inc. ("T-NETIX") and Gateway Technologies, Inc. ("Gateway"), pursuant to which Gateway became a wholly-owned subsidiary of T-NETIX (the "Merger") was completed. Gateway is a provider of inmate telecommunications services.

The Merger Agreement included up to approximately 4.05 million shares of T-NETIX common stock being issued to the former shareholders of Gateway based on a 5.0375-for-1 exchange ratio. The Merger will be accounted for as a pooling of interests. A copy of the press release is attached as Exhibit 99.1 hereto.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          Gateway balance sheets as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 are incorporated herein by reference to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 1999.


     (b)  Pro Forma Financial Information

          The unaudited pro forma financial information for Registrant and Gateway required by this item are incorporated herein by reference to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 1999.

     (c)  Exhibits

          Exhibit B     Agreement and Plan of Merger, dated February 10, 1999,
                        by and among T-NETIX, Gateway, T-NETIX Acquisition Corp.
                        and certain shareholders of T-NETIX and Gateway, incorporated herein by reference to Appendix A of the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 1999.

          Exhibit 99.1  Registrant's press release, dated June 15, 1999


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        T-NETIX, Inc.

Dated: June 23, 1999                 BY: /s/ Alvyn A. Schopp
                                        ----------------------------------------

                                        Alvyn A. Schopp, Chief Executive Officer



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                                 EXHIBIT INDEX

          Exhibit No.             Description
          -----------             -----------

          Exhibit B     Agreement and Plan of Merger, dated February 10, 1999,
                        by and among T-NETIX, Gateway, T-NETIX Acquisition Corp.
                        and certain shareholders of T-NETIX and Gateway, incorporated herein by reference to Appendix A of the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 1999.

          Exhibit 99.1  Registrant's press release, dated June 15, 1999